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                                                                    Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

We consent to the incorporation by reference in this Registration Statement of eOn Communications Corporation of our report dated September 16, 1999 and included in Amendment No. 8 to Registration Statement No. 333-77021 of eOn Communications Corporation (formerly Cortelco Systems, Inc.) on Form S-1.

Our audits of the financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of eOn Communications Corporation and subsidiaries, listed in Item 16(b) of Registration Statement No. 333-77021. This financial statement schedule is the responsibility of eOn Communications Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

Memphis, Tennessee
February 3, 2000